Exhibit 10.2

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made effective as of July 1, 2008 (the "Effective Date"), by and between Georgetown Savings Bank, a federally chartered savings Bank with its principal office in Georgetown, Massachusetts (the "Bank"), and Joseph W. Kennedy ("Executive"). The Board of Directors of the Bank shall be the authority for the enforcement of this Agreement. Any reference herein to the "Company" shall mean Georgetown Bancorp, Inc., the stock holding company of the Bank, which has executed this Agreement for the sole purpose of guaranteeing the Bank's performance as contemplated by
Section 22 hereof.

         WHEREAS, Executive and the Bank entered into an Employment Agreement, effective January 1, 2005 (the "2005 Agreement"), pursuant to which Executive agreed to serve as Sr. Vice President of the Bank pursuant to the terms thereof; and

         WHEREAS, Section 409A of the Internal Revenue Code (the "Code"), effective January 1, 2005, requires deferred compensation arrangements, including those set forth in employment agreements, to comply with its provisions and restrictions and limitations on payments of deferred compensation; and

         WHEREAS, Code Section 409A and the Final Treasury Regulations issued thereunder necessitate changes to the 2005 Agreement; and

         WHEREAS, Executive has agreed to such changes and other amendments to the 2005 Agreement as provided herein; and

         WHEREAS, the parties hereto desire to set forth the terms of a revised employment agreement and the continuing employment relationship between the Bank and Executive.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.       POSITION AND RESPONSIBILITIES

         During the period of his employment hereunder, Executive agrees to serve as Sr. Vice President and Chief Financial Officer of the Bank (the "Executive Position"). During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Bank. Failure to reelect Executive to Executive position without the consent of Executive during the term of this Agreement (except for any Termination for Cause, as defined herein) shall constitute a breach of this Agreement. Executive shall have the responsibilities designated by the Board or as may be set forth in the Charter or Bylaws of the Bank. In addition, Executive shall be responsible for directing the Bank's financial goals, objectives, and budgets. Executive shall oversee the investment of funds and manage associated risks, supervise cash management activities, and execute capital-raising strategies. Executive shall report directly to the Chief Executive Officer of the Bank.

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2. TERM AND PERFORMANCE OF DUTIES

         (a) The term of this Agreement and the period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first Anniversary date of this Agreement ("Anniversary Date"), and continuing at each Anniversary date thereafter, the Agreement shall renew for an additional year such that the remaining term shall be thirty-six (36) full calendar months, unless written notice of non-renewal ("Non-Renewal Notice") is provided to Executive at least ten (10) days and not more than thirty (30) days prior to any Anniversary Date, in which case the employment of Executive hereunder shall cease at the end of thirty-six (36) months following such Anniversary Date. On an annual basis prior to each notice period set forth above the disinterested members of the Board shall conduct a comprehensive performance evaluation and review of Executive for purposes of determining whether extend the Agreement or provide a Non-Renewal Notice, and the results thereof shall be included in the minutes of the Board's meeting.

         (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence approved by the Board, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, business companies or business organizations, which, in such Board's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement (it being understood that membership in and service on boards or committees of social, religious, charitable or similar organizations does not require Board approval pursuant to this Section 2(b). For purposes of this Section 2(b), Board approval shall be deemed provided as to service with any such business companies or organizations that Executive was serving as of the date of this Agreement as set forth in Exhibit A hereto.

3. COMPENSATION, BENEFITS AND REIMBURSEMENT

         (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Bank shall pay Executive as compensation a salary of not less than $118,000 per year ("Base Salary"). Such Base Salary shall be payable in accordance with the customary payroll practices of the Bank. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually. Such review may be conducted by the compensation committee (the "Committee") designated by the Board and the Board may increase, but not decrease Executive's Base Salary (except for a decrease that is not in excess of any decrease that is generally applicable to all employees of the Bank).

         (b) Any increase in Base Salary shall become the Base Salary for purposes of this Agreement. In addition to the Base Salary provided in this
Section 3(a), the Bank shall provide Executive all such other benefits as are provided to permanent full-time employees of the Bank

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         (c)  Bank  will  provide   Executive   with  employee   benefit  plans,
arrangements  and  perquisites   substantially  equivalent  to  those  in  which
Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement. Without limiting the generality of the foregoing provisions of this Subsection (c), Executive will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, the Supplemental Executive Retirement Plan, retirement plans, pension plans, profit-sharing plans, health-and-accident insurance plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank or the Company in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be eligible for annual incentive compensation and bonuses which shall be paid in cash at the discretion of the Committee. Bank will also provide Executive with long-term disability insurance coverage to replace 66% of Executive's Base Salary as of July 1, 2008, and bonus as of June 30, 2008, in the event of Executive's long-term disability. It is expected that such coverage will be provided in part through the Bank group disability policy and in part, through a policy owned by Executive, the premium of which shall be paid by the Bank. The Bank shall review the Executive's disability coverage on a tri-annual basis. Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

         (d) In consideration of the termination of a collateral assignment equity split dollar agreement between Bank and Executive, Bank shall enter into an endorsement split dollar arrangement with Executive which will provide
Executive with a pre-retirement death benefit of One Million Dollars ($1,000,000). In addition, for each year during the term of this Agreement, Executive shall be paid a tax adjusted payment for life insurance for the purpose of and contingent upon Executive's use of the after-tax portion of said payment to acquire a life insurance policy with a death benefit of One Million Dollars ($1,000,000). The amount of the tax adjusted payment shall be set forth in a Schedule executed by Executive and Bank, which Schedule shall be attached to this Agreement and which Schedule can be modified from time to time by mutual written consent of Executive and Bank.

         (e) The Bank or the Company shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and in such amounts as the Board may from time to time determine. The Bank shall reimburse Executive for his ordinary and necessary business expenses, including, without limitation, fees for memberships in such clubs and organizations as Executive and the Board shall mutually agree are necessary and appropriate for business purposes, and travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement, upon presentation to the Board, or its designee, for approval of an itemized account of such expenses in such form as the Board may reasonably require.

4. PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

         (a) Upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement, the provisions of this section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

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                  (i)  the  termination  by the  Bank of  Executive's  full-time employment hereunder for any reason, including a termination following a Change in Control, but not including a termination for Cause, termination upon Retirement, or a termination for Disability; or

                  (ii) Executive's resignation from the Bank's employ for "Good Reason," including resignation for Good Reason following a Change in Control. Good Reason shall mean any of the following:

                           (A)  failure  to elect or  reelect  or to  appoint or
                  reappoint   Executive  to  the  Executive   Position,   unless
                  consented to by Executive,

                           (B) a  substantial  adverse  and  material  change in
                  Executive's function, duties, or responsibilities,

                           (C) a material  reduction  to Base Salary or benefits
                  of Executive from that being provided as of the effective date of this Agreement (except for any reduction that is part of an employee-wide reduction in pay or benefits),

                           (D) a liquidation or dissolution of the Bank, or

                           (E) a relocation of  Executive's  principal  place of
                  employment more than twenty-five (25) miles from the principal office on the Effective Date, or

                           (F) material breach of this Agreement by the Bank.

         Upon the occurrence of any event  described in clauses (ii) (A) through
(F) above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time (not to exceed, except in case of a continuing breach, ninety (90) days) after the event giving rise to said right to elect, which termination by Executive shall be an Event of Termination. The Bank shall have at least thirty (30) days to remedy any condition set forth in clause (ii) (A) through (F), provided, however, that the Bank shall be entitled to waive such period and make an immediate payment hereunder. No payments or benefits shall be due to Executive under this Agreement upon the termination of Executive's employment except as provided in
Section 4.

         (b) Upon the occurrence of an Event of Termination, the Bank shall pay Executive, as severance pay or liquidated damages, or both, a cash amount equal to three (3) times the sum of the highest annual rate of Base Salary paid to Executive at any time under the Agreement.

         (c) Upon the occurrence of an Event of Termination the Bank shall pay Executive a cash amount equal to three (3) times the Executive's bonus payment as provided for in Section 3(d), to be used for a post-retirement death benefit life insurance policy.

         (d) Upon the occurrence of an Event of Termination, the Bank will provide at the Bank's expense, life insurance (including the life insurance provided under the endorsement split dollar life insurance agreement between Executive and Bank) and non-taxable medical and dental coverage substantially comparable, as reasonably or customarily available, to the coverage

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maintained by the Bank for  Executive  prior to his  termination,  except to the extent such coverage may be changed in its application to all Bank employees. Such coverage shall cease thirty-six (36) months following the Event of Termination.

         (e) The payments under 4(b) and 4(c) shall be payable in a single cash lump-sum distribution within thirty (30) days following the occurrence of an Event of Termination.

         (f) Upon the occurrence of an Event of Termination, any non-vested stock options or restricted stock granted to Executive will fully vest.

         (g) For purposes of Section 4, Event of Termination shall mean "Separation from Service" as defined in Code Section 409A and the Treasury Regulations promulgated thereunder, provided, however, that the Bank and Executive reasonably anticipate that the level of bona fide services Executive would perform after termination would permanently decrease to a level that is less than 50% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period.

         (h) Notwithstanding the preceding paragraphs of this Section 4, in the event that the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code or any successor thereto, then such Termination Benefits will be reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to the total amount of payments permissible under Section 280G of the Code or any successor thereto.

5. CHANGE IN CONTROL DEFINED

         (a) For purposes of this Agreement, the term "Change in Control" shall mean:

                  (i) a change in control of a nature that would be required to be reported in response to Item 5.01(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

                  (ii) a change in control of the Bank within the meaning of the Home Owners' Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or

                  (iii) any of the following events, upon which a Change in Control shall be deemed to have occurred:

                           (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or any holding company of the Bank representing 25% or more of the combined voting power of such outstanding securities, except for any securities purchased by any employee stock ownership plan or trust established by the Bank; or

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                           (B)  individuals  who  constitute  the  Board  on the
         Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by stockholders of the Bank or any holding company of the Bank was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this subsection (B), considered as though they were members of the Incumbent Board; or

                           (C) a sale of all or substantially all the assets of the Bank or any holding company of the Bank, or a plan of reorganization, merger, consolidation, or similar transaction occurs in which the security holders of the Bank or any holding company of the Bank immediately prior to the consummation of the transaction do not own at least 50.1% of the securities of the surviving entity to be outstanding upon consummation of the transaction; or

                           (D) a proxy  statement is issued  soliciting  proxies
         from stockholders of the Bank or any holding company of the Bank by someone other than the current management of the Bank or any holding company of the Bank, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Bank or any holding
         company  of  the  Bank,  or  similar   transaction  with  one  or  more
         corporations as a result of which the outstanding shares of the class of securities then subject to the plan are to be exchanged for or converted into cash or property or securities not issued by the Bank or any holding company of the Bank; or

                           (E) a tender offer is made for 25% or more of the voting securities of the Bank or any holding company of the Bank, and stockholders owning beneficially or of record 25% or more of the outstanding securities of the Bank or any holding company of the Bank have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

                            (F) Notwithstanding anything in this subsection to the contrary, a Change in Control shall not be deemed to have occurred upon the subsequent conversion of the mutual holding company parent of the Company to stock form, or in connection with any reorganization used to effect such a conversion.

         (b) In the event of a Change in Control, the term "Bank" shall be defined to include any successor to the Bank.

6.       TERMINATION FOR DISABILITY OR DEATH

         (a) Disability. Termination of Executive's employment based on "Disability" shall mean termination because of any permanent and total physical or mental impairment that restricts the Executive from performing all the essential functions of normal employment. A determination as to whether the Executive has suffered a Disability shall be made by the Board with objective medical input.

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         The Bank will cause to be  continued  life  insurance  and  non-taxable
medical  and  dental  coverage  substantially   comparable,   as  reasonable  or
customarily available, to the coverage maintained by the Bank for Executive prior to his termination for Disability, except to the extent such coverage may be changed in its application to all Bank employees or not available on an individual basis to an employee terminated for Disability. This coverage shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; (iv) Executive's death; or
(v) twenty four (24) months from the date of Disability.

         (b) Death. In the event of the death of the Executive while in the active employment of the Bank, the Executive's beneficiary shall be entitled to Executive's interest in the life insurance policy proceeds covered by the endorsement split dollar agreement between the Executive and the Bank referenced in Section 3(c) hereof. No further amounts or benefits shall be due hereunder.

7.       TERMINATION UPON RETIREMENT

         Termination of Executive's employment based on "Retirement" shall mean termination of Executive's employment at age 65 or in accordance with any retirement policy established by the Board. Upon termination of Executive based on Retirement, no amounts or benefits shall be due Executive under this Agreement, and Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party. Notwithstanding the foregoing, Executive shall have the right to participate in the Bank's health insurance plans for the applicable COBRA period, at the expense of Executive.

8.       TERMINATION FOR CAUSE

         The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank's Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose, finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any non-vested stock options granted to Executive under any stock option plan of the Bank, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of

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Notice of Termination  for Cause pursuant to Section 9 hereof,  and shall not be exercisable by Executive at any time subsequent to such Termination for Cause (unless it is determined in arbitration that grounds for Termination for Cause did not exist, in which event all terms of the options as of the date of termination shall apply, and any time periods for exercising such options shall commence from the date of resolution in arbitration).

9.       NOTICE OF TERMINATION

         (a) Any purported termination by the Bank for Cause shall be communicated by Notice of Termination to Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. If, within thirty (30) days after any Notice of Termination for Cause is given, Executive notifies the Bank that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration. Notwithstanding the pendency of any such dispute, the Bank may discontinue to pay Executive compensation until the dispute is finally resolved in accordance with this Agreement. If it is determined that Executive is entitled to compensation and benefits under Section 4 of this Agreement, the payment of such compensation and benefits by the Bank shall commence immediately following the date of resolution by arbitration, with interest due Executive on the cash amount that would have been paid pending arbitration (at the prime rate as published in The Wall Street Journal from time to time).

         (b) Any other purported termination by the Bank or by Executive shall be communicated by a Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. "Date of Termination" shall mean the date of the Notice of Termination. If, within thirty
(30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration as provided in Section 18 of this Agreement. Notwithstanding the pendency of any such dispute, the Bank shall continue to pay Executive his Base Salary, and other compensation and benefits in effect when the notice giving rise to the dispute was given (except as to termination of Executive for Cause). In the event of the voluntary termination by Executive of his employment, which is disputed by the Bank, and if it is determined in arbitration that Executive is not entitled to termination benefits pursuant to this Agreement, he shall return all cash payments made to him pending resolution by arbitration, with interest thereon at the prime rate as published in The Wall Street Journal from time to time if it is determined in arbitration that Executive's voluntary termination of employment was not taken in good faith and not in the reasonable belief that grounds existed for his voluntary termination.

10.      NON-COMPETITION AND POST-TERMINATION OBLIGATIONS

         (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b), (c), (d) and (e) of this Section 10.

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         (b) Executive shall, upon reasonable  notice,  furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

         (c) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities (all of which is considered to be a trade secret) of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation ("FDIC"), or other bank regulatory agency with jurisdiction over the Bank or Executive). In the event of a breach or threatened breach by Executive of the provisions of this Section 10, the Bank will be entitled to a temporary restraining order, preliminary injunction and permanent injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

         (d) Upon any termination of Executive's employment pursuant to which Executive is receiving compensation under Section 4(a)(i) hereof or 4(a)(ii) hereof, provided, however, this Section 10(d) shall not be applicable in the event such termination occurs following a Change in Control (as defined in
Section 5 of this Agreement) Executive agrees not to compete with the Bank for a period of two (2) years following such termination in any area within a radius of 25 miles from any offices of the Bank or any of the Bank's affiliates. Executive agrees that during such period and within said area, Executive shall not: (i) work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank or any of its affiliates; (ii) solicit, offer employment to, or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any officer or employee of the Bank or of any affiliate, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any business whatsoever that competes with the business of the Bank or any affiliate that has headquarters or offices within 25 miles of the locations in which the Bank has business operations or has filed an application for regulatory approval to establish an office; or (iii) solicit, provide any information, advice or recommendation or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

         (e) The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of Executive's breach of this Section 10 agree that in the event of any such breach by Executive, the Bank will be entitled, in addition to any other remedies and damages available, to an a temporary restraining order, preliminary injunction and permanent injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Executive.

11.      EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, including the 2005 Agreement, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided in writing.

12.      NO ATTACHMENT; BINDING ON SUCCESSORS

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, his estate, and the Bank and its respective successors and assigns.

13.      MODIFICATION AND WAIVER

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

14.      REQUIRED PROVISIONS

         (a) The Bank's Board may terminate Executive's employment at any time, but any termination by the Bank's Board other than Termination for Cause as defined in Section 8 hereof shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall have no right to receive compensation or other benefits for any period after Termination for Cause.

         (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) (12 U.S.C.  ss.1818(e)(3)) or 8(g)(1) (12 U.S.C.  ss.1818(g)(1))
of the Federal Deposit Insurance Act, the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its Agreement obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) (12 U.S.C.  ss.1818(e)(4)) or 8(g)(1) (12 U.S.C.  ss.1818(g)(1))
of the Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Bank is in default as defined in Section 3(x)(1) (12 U.S.C. ss.1813(x)(1)) of the Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (e) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, (i) by the Director of the OTS or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) (12 U.S.C. ss.1823(c)) of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (f) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

15.      SEVERABILITY

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

16.      HEADINGS FOR REFERENCE ONLY

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

17.      GOVERNING LAW

         This Agreement shall be governed by the laws of the Commonwealth of Massachusetts but only to the extent not superseded by federal law.

18.      ARBITRATION

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Massachusetts in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

19.      PAYMENT OF LEGAL FEES

         All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank within two and one-half months following the date on which such fees are incurred, provided that the dispute or interpretation has been settled by Executive and the Bank or resolved in Executive's favor.

20.      INDEMNIFICATION

         (a) The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) for the term of the Agreement and for a period of 6 years thereafter to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank or the Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board or the board of directors of the Company, as appropriate), provided, however, neither the Bank nor Company shall be required to indemnify or reimburse Executive for legal expenses or liabilities incurred in connection with an action, suit or proceeding arising from any illegal or fraudulent act committed by Executive. Any such indemnification shall be made consistent with Section 545.121 of the OTS Regulations.

         (b) Notwithstanding the foregoing, no indemnification shall be made unless the Bank gives the OTS at least sixty (60) days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the Board shall be sent to the Regional Director of the OTS, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the Bank in writing within such notice period, of its objection thereto.

21.      NOTICE

         For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:


                  To the Bank:               Georgetown Savings Bank
                                             2 East Main Street
                                             Georgetown, Massachusetts 01833


                  To Executive:              Joseph W. Kennedy
                                             22 Sherwood Drive
                                             Bradford, Massachusetts 01835



22.      SOURCE OF PAYMENTS.

         All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. Any holding company established with respect to the Bank may accede to this Agreement but only for the purpose of guaranteeing payment and provision of all amounts and benefits due hereunder to Executive.

                                   SIGNATURES


         IN WITNESS WHEREOF, the Bank has and the Company have authorized this Agreement to be executed by their duly authorized representatives, and Executive has signed this Agreement, on the day and date first above written.



ATTEST:                             GEORGETOWN SAVINGS BANK



/s/Mary L. Williams                 By:/s/ Richard F. Spencer
-------------------------------        ---------------------------------------

ATTEST:                             GEORGETOWN BANCORP, INC.



/s/Mary L. Williams                 By:/s/ Richard F. Spencer
-------------------------------        ---------------------------------------


WITNESS:                            EXECUTIVE:



/s/Mary L. Williams                 /s/ Joseph W. Kennedy
-------------------------------     ------------------------------------------
                                    Joseph W. Kennedy